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                                                                    EXHIBIT 23.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 28, 1999 relating to the consolidated balance sheets of F&M Bancorp and its subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended
December 31, 1998 which report is included in the Registration Statement S-4, which is to be filed on November 1, 1999 regarding F&M Bancorp's acquisition of Patapsco Valley Bancshares, Inc.

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
                                                                     /s/ ARTHUR ANDERSEN LLP
                                                            -----------------------------------------
                                                                       ARTHUR ANDERSEN LLP

Washington, D.C.
November 1, 1999
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